                                                                    Exhibit 99.4

                               AMENDMENT NO. 1 TO
                             WALL DATA INCORPORATED
                        1994 NONOFFICER STOCK OPTION PLAN
                   AS AMENDED AND RESTATED ON OCTOBER 15, 1996

         The Wall Data Incorporated 1994 Nonofficer Stock Option Plan (the "Plan") is amended as follows:

         1.       Section 3 of the Plan is amended to read as follows:

         The stock subject to this Plan shall be the Company's Common Stock (the "Common Stock") presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 6, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 1,065,000 shares of Common Stock. If any option granted under this Plan shall expire or be surrendered, exchanged for another option, cancelled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such expired, surrendered, exchanged, cancelled or terminated options.

         The date of the adoption of this Amendment No. 1 by the Board of Directors of the Company is October 28, 1997. The effective date of this Amendment No. 1 shall be October 28, 1997, the date of adoption by the Board of Directors.

                               AMENDMENT NO. 2 TO
                             WALL DATA INCORPORATED
                        1994 NONOFFICER STOCK OPTION PLAN
                   AS AMENDED AND RESTATED ON OCTOBER 15, 1996

         The Wall Data Incorporated 1994 Nonofficer Stock Option Plan (the "Plan") is amended as follows:

         1.       Section 3 of the Plan is amended to read as follows:

         The stock subject to this Plan shall be the Company's Common Stock (the "Common Stock") presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 6, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 1,175,000 shares of Common Stock. If any option granted under this Plan shall expire or be surrendered, exchanged for another option, cancelled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such expired, surrendered, exchanged, cancelled or terminated options.

         The date of the adoption of this Amendment No. 2 by the Board of Directors of the Company is January 23, 1998. The effective date of this Amendment No. 2 shall be January 23, 1998, the date of adoption by the Board of Directors.


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